Exhibit 99.1

This Statement on Form 4 is filed by: Apollo Origination Partnership II (Unlevered AIV), L.P., (ii) Apollo Origination Advisors II, L.P., (iii) Apollo Origination Advisors II GP, LLC, (iv) APH Holdings (DC), L.P., and (v) Apollo Principal Holdings B GP, LLC.

Date of Event Requiring Statement: August 6, 2025

Issuer Name and Ticker or Trading Symbol: Apollo Origination II (UL) Capital Trust [NONE]

APOLLO ORIGINATION PARTNERSHIP II (UNLEVERED AIV), L.P.

By: Apollo Origination Advisors II, L.P., its general partner

By: Apollo Origination Advisors II GP, LLC, its general partner

By: APH Holdings (DC), L.P., its sole member

By: Apollo Principal Holdings B GP, LLC, its general partner

By: /s/ William B. Kuesel

Name: William B. Kuesel

Title: Vice President, Assistant Secretary

APOLLO ORIGINATION ADVISORS II, L.P.

By: Apollo Origination Advisors II GP, LLC, its general partner

By: APH Holdings (DC), L.P., its sole member

By: Apollo Principal Holdings B GP, LLC, its general partner

By: /s/ William B. Kuesel

Name: William B. Kuesel

Title: Vice President, Assistant Secretary

APOLLO ORIGINATION ADVISORS II GP, LLC

By: APH Holdings (DC), L.P., its sole member

By: Apollo Principal Holdings B GP, LLC, its general partner

By: /s/ William B. Kuesel

Name: William B. Kuesel

Title: Vice President, Assistant Secretary

APH HOLDINGS (DC), L.P.

By: Apollo Principal Holdings B GP, LLC, its general partner

By: /s/ William B. Kuesel

Name: William B. Kuesel

Title: Vice President, Assistant Secretary

APOLLO PRINCIPAL HOLDINGS B GP, LLC

By: /s/ William B. Kuesel

Name: William B. Kuesel

Title: Vice President, Assistant Secretary